Exhibit 23.2

                         Consent of Independent Auditors


We hereby consent to the use in this Amendment No. 7 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated February 19, 2003 relating to the statement of operations, cash flows and stockholders' deficit of MAC Worldwide, Inc. and Subsidiary for the year ended December 31, 2002 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/ Rogoff & Company, P.C.
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New York, New York
March 29, 2004